Exhibit 10.22

Prepared, [Date]
20XX Covered Employee Statement Related to [Employee Name],
Under Confidentiality and Proprietary Rights Agreement

This 20XX Statement is issued pursuant to Section 14 (Compensation Forfeiture, Claw back, and other Action) of my Confidential and Proprietary Rights Agreement (“Agreement”). I agree and acknowledge that my 20XX At-Risk Deferred Salary under the 20XX Executive Compensation Program (“Executive Compensation Program”) is part of the at-risk compensation incentives referred to in the Agreement.
I understand that I must timely execute this 20XX Statement by no later than [Thirty Days after document is received, Format: Month DD, YYYY], otherwise I will be ineligible to earn 20XX At-Risk Deferred Salary (and any associated interest) under the Executive Compensation Program and may be subject to other appropriate disciplinary action under the Standard (as defined in the Agreement).
In addition, if I am or become a Section 16 Executive Officer and/or SEC Executive Officer1, I agree and acknowledge that my compensation earned while a Section 16 Executive Officer and/or SEC Executive Officer, including, without limitation, compensation under the Executive Compensation Program, is subject to the terms of the Fannie Mae Repayment Provisions for SEC Executive Officers, as they may be amended and/or restated from time to time.
All terms and conditions of the Agreement continue to apply to me whether I execute this 20XX Statement or not, and if any aspect of this 20XX Statement conflicts with the Agreement, the Agreement governs.

20XX At-Risk Deferred Salary	If eligible, 20XX At-Risk Deferred Salary (which is 30% of Target Total Compensation – refer to your Executive Compensation Program term sheet) is earned in bi-weekly installments during 20XX while you are employed by Fannie Mae and is subject to reduction based on individual and corporate performance.

Payments of At-Risk Deferred Salary are subject to the terms of the Executive Compensation Program (including a quarterly payment schedule with a mandatory two-year deferral and forfeiture of unpaid amounts in the event of a termination for cause), as well as FHFA’s authority as conservator and regulator.

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Date

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[Employee Name]; Employee ID #:[Employee ID]
1 - “Section 16 Executive Officer” has the meaning in Exchange Act Rule 16a-1(f) and includes Fannie Mae’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. “SEC Executive Officer” has the meaning under Rule 3b-7 promulgated pursuant to the Securities and Exchange Act of 1934, as amended.